As filed with the Securities and Exchange Commission on March 11, 2009
                       Registration No. 333-148636


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              ---------------

                       Post-Effective Amendment to
                                FORM S-1
           Registration Statement under the Securities Act of 1933


                      RACE WORLD INTERNATIONAL, INC.
             -----------------------------------------------

             (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


    Nevada                    7948                    208720608
  ----------                --------                --------------

(State or Other     (Primary Standard Industrial   (I.R.S. Employer
Jurisdiction of      Classification Code Number)    Identification
Incorporation or                                        Number)
 Organization)


                            968 - 240th Street
               Langley, British Columbia, Canada, V2Z 2Y3
                             (604) 539-9680
             ----------------------------------------------

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
             ----------------------------------------------


                         P. Sterling Kerr, Esq.
                   Ashworth & Kerr, Attorneys at Law
                    1055 Whitney Ranch Drive Suite 110
                       Henderson, Nevada, 89014
                          Phone 702 451-2055


(Name, address, including zip code, and telephone number, including area code, of agent for service)
             ----------------------------------------------

Approximate Date of Proposed Sale to the Public: Completed.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Registration Statement is expected to be made pursuant to Rule 434, check the following box. [ ]


                         -------------------------

                        DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-1, as amended (the "Registration Statement"), was filed by Race World International, Inc. (the "Company") and was declared effective by the Securities and Exchange Commission on July 22, 2008. The Registration Statement registered 31,900,000 shares of common stock held by existing shareholders. In addition, the Company offered a total of 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. As of December 10, 2008 the Company closed its offering. The existing shareholders did not sell any of their common shares. The Company sold 300,000 common shares. Accordingly, we are deregistering 41,600,000 shares.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Post Effective Amendment to be signed on its behalf by the undersigned, in the City of Langley, Province of British Columbia on March 11, 2009.


Race World International, Inc.

/s/ Evan Williams
------------------
Evan Williams
President and Director


In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities stated and on the dates indicated:


Signature                     Date

/s/ Evan Williams             March 11, 2009
-------------------
Evan Williams
President and Director

/s/ Solomon Nordine           March 11, 2009
-------------------
Solomon Nordine
Director, Treasurer, and
Controller, Principal
Financial Officer

/s/ Leigh Anderson            March 11, 2009
--------------------
Leigh Anderson
Director, Secretary